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                                                                                             EXHIBIT (11)
                                   McKESSON CORPORATION - CONSOLIDATED
                                COMPUTATION OF EARNINGS PER COMMON SHARE
                                    FOR THE FIVE YEARS ENDED MARCH 31
                                 (in thousands except per share amounts)


                                              1994        1993        1992        1991        1990
                                             ------      ------      ------      ------      ------
FULLY DILUTED EARNINGS PER SHARE

Income after taxes from
  continuing operations                    $157,056    $114,735    $ 39,618    $ 99,977    $ 93,677
Dividend requirements
  - convertible preferred stocks                  -           -      (7,081)/1/       -           -
Interest charges on convertible
  debentures - net of tax                        18       1,352           - /2/   3,391       3,628
Contribution adjustment - Series B
  ESOP convertible preferred stock/3/        (3,706)     (3,758)          - /2/  (3,711)     (3,273)
                                            -------     -------     -------     -------     -------
                                            153,368     112,329      32,537      99,657      94,032
Extraordinary item                           (4,186)          -           -           -           -
Income after taxes from
  discontinued operations                         -           -      (7,285)     (4,650)          -
Cumulative effects of
  accounting changes                        (16,660)          -    (110,500)          -           -
                                            -------     -------     -------     -------     -------
            Total                          $132,522    $112,329    $(85,248)   $ 95,007    $ 94,032
                                            =======     =======     =======     =======     =======
Fully diluted shares
     Common shares outstanding/4/            40,943      40,025      38,776      38,544      40,493
     Convertible securities - dilutive        3,120       4,783           - /2/   6,060       5,761
                                            -------     -------     -------     -------     -------
            Total                            44,063      44,808      38,776      44,604      46,254
                                            =======     =======     =======     =======     =======
Fully diluted earnings per share
     Continuing operations                 $   3.48    $   2.51    $    .84  $     2.23    $   2.03
     Extraordinary item                        (.10)          -           -           -           -
     Discontinued operations                      -           -        (.19)       (.10)          -
     Cumulative effects of
       accounting changes                      (.38)          -       (2.85)          -           -
                                            -------     -------     -------     -------     -------
            Total                          $   3.00    $   2.51    $  (2.20)   $   2.13    $   2.03
                                            =======     =======     =======     =======     =======
PRIMARY EARNINGS PER SHARE

Income after taxes from
  continuing operations                    $157,056    $114,735    $ 39,618    $ 99,977    $ 93,677
Dividend requirements
  - convertible preferred stocks/1/          (7,052)     (7,010)     (7,081)     (6,973)     (5,523)
                                            -------     -------     -------     -------     -------
                                            150,004     107,725      32,537      93,004      88,154
Extraordinary item                           (4,186)          -           -           -           -
Income after taxes from
  discontinued operations                         -           -      (7,285)     (4,650)          -
Cumulative effects of
  accounting changes                        (16,660)          -    (110,500)          -           -
                                            -------     -------     -------     -------     -------
            Total                          $129,158    $107,725    $(85,248)   $ 88,354    $ 88,154
                                            =======     =======     =======     =======     =======

Common shares outstanding/4/                 40,789      40,025      38,776      38,539      40,429
                                            =======     =======     =======     =======     =======
Primary earnings per share
     Continuing operations                 $   3.68    $   2.69    $    .84     $  2.41    $   2.18
     Extraordinary item                        (.10)          -           -           -           -
     Discontinued operations                      -           -        (.19)       (.12)          -
     Cumulative effects of
       accounting changes                      (.41)          -       (2.85)          -           -
                                            -------     -------     -------     -------     -------
            Total                          $   3.17    $   2.69    $  (2.20)  $    2.29    $   2.18
                                            =======     =======     =======     =======     =======
/1/  Net of certain related tax benefits.
/2/  1992 fully diluted earnings per share computation excludes the effect of convertible securities which were anti-dilutive.
/3/  Represents the assumed additional ESOP contribution expense that the Company would have incurred if the
     Series B ESOP convertible preferred stock had been converted at the beginning of the period presented.
/4/  Common shares outstanding have been computed by adding the monthly average (beginning of the month plus end of the month divided by 2), dividing the aggregate by 12 and adjusting this total for dilutive stock options using the treasury stock method.

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